EXHIBIT 10.31

                                 AMENDMENT NO. 1

                    CHANGE OF CONTROL AND SEVERANCE AGREEMENT

     Amendment (hereinafter "Amendment") dated as of June 27, 2000 to a certain Change of Control and Serverance Agreement (the "Agreement") dated April 10, 2000, by and between CFM Technologies, Inc., a Pennsylvania Business Corporation having a place of business at 150 Oaklands Blvd., Exton, PA 19341 and Roger A. Carolin, an individual residing at 158 Kentsdale Court, Malvern, PA 19355 ("Carolin").

                                   WITNESSETH:

     WHEREAS, based upon a continuing desire to motivate Carolin's continued employment, and in recognition of Carolin's continuing contribution to the Company;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained in the Agreement and herein, and intending to be legally bound hereby, it is agreed to:

     1. Delete Section 2 of the Agreement, in its entirety, and replace it with the following:

          "2. TERM

          This agreement shall terminate upon the first to occur of (i) five (5) years from execution hereof or (ii) two (2) years from the occurrence of an Event or upon the mutual agreement, in writing, of CFM and Carolin."

     2. Delete Section 4(c) of the Agreement, in its entirety, and replace it with the following:

          "(c) TERMINATION BY CAROLIN FOR GOOD REASON. Any of the following actions or omissions by CFM or Successors and Assigns shall constitute good reason:

               (i) Material breach by Successors and Assigns of any provision of this Agreement which is not cured by Successors and Assigns within fifteen (15) days of written notice thereof from Carolin; or

               (ii) Any action by Successors and Assigns to intentionally harm
                    Carolin; or

              (iii) If, (i) upon the occurrence of an Event, Carolin's status, title, position, and responsibilities are not expanded to include responsibility for substantially all related functional activities in the merger or combined post-transition entity for which Carolin was responsible immediately prior to the Event, or (ii) at any time thereafter, a change occurs in Carolin's status, title,




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                    position, work location or compensation which, in either
                    event, in Carolin's reasonable judgment, represents a material adverse change from his status, title, position, work location, compensation, or responsibilities existing or in effect prior to such change, Carolin may, at his sole option by providing written notice, at any time during the term of this Agreement, deem such change to be good reason under this Section 4(c). It is specifically agreed that service as President-Wet Processing Division, Mattson Technology, Inc. shall constitute a material adverse change from Carolin's present status, title, position and responsibilities and that Carolin's performance in such capacity shall not be deemed a waiver of this sentence.

               (iv) The failure of CFM to have obtained an agreement,
                    satisfactory to Carolin, from any Successors and Assigns to assume and agree to perform this Agreement prior to the occurrence of an Event.

               (v) The election by Carolin to terminate his employment at any time after May 1, 2001 and prior to the expiration of this Agreement. Such election under this sub-section shall be valid only in the event that Carolin shall have undertaken a documented, good faith effort to locate another person to assume his responsibilities.

     Carolin's right to terminate his employment pursuant to this Section 4(c) shall not be affected by his incapacity due to disability.

     In the event of any action or omission constituting good reason (a "Good Reason Event") (1) if Carolin has terminated after May 1, 2001 and prior to expiration of this Agreement, and has undertaken a documented good faith effort to locate another person to assume his responsibilities, any options to purchase common stock of CFM or Successors and Assigns held by Carolin immediately prior to the occurrence of an Event shall vest immediately as of the date of such termination, (2) Successors and Assigns will pay to Carolin his target annual bonus for the current fiscal year on a pro rata basis corresponding to the date of termination, (3) Carolin shall, in any case, agree to serve as a consultant to Successors and Assigns for up to twenty-six (26) days during the six (6) months following termination hereunder at times and locations and with duties as Carolin and Successors and Assigns may mutually agree, and (4) Successors and Assigns will pay Carolin twenty-four (24) monthly payments equal to one twelfth of Carolin's then current annual base salary plus annual target bonus and the amount of $3,500 for each day of consulting in excess of twenty-six (26) days."




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        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day and year first above written.



ROGER A. CAROLIN


By: /s/ ROGER A. CAROLIN                       Date: June 27, 2000
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CFM TECHNOLOGIES, INC


By: /s/ LORIN J. RANDALL, Secretary            Date: June 27, 2000
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